UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 24, 2011

Steadfast Income REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-160748	27-0351641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18100 Von Karman Avenue, Suite 500

Irvine, California 92612

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 852-0700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Property Acquisition

      The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01    Completion of Acquisition or Disposition of Assets.

Property Acquisition

      On August 24, 2011 (the “Closing Date”), Steadfast Income REIT, Inc. (the “Company”) acquired a fee simple interest in a 123-unit multifamily residential property located at 4807 Cooper Village Terrace in Louisville, Kentucky, commonly known as Cooper Creek Village (“Cooper Creek”) through SIR Cooper Creek, LLC (“SIR Cooper Creek”), a wholly-owned subsidiary of the Company’s operating partnership, from Cooper Creek Village, LLC, a third-party seller (the “Seller”).

      SIR Cooper Creek acquired Cooper Creek from Seller for an aggregate purchase price of $10,420,000, exclusive of closing costs. SIR Cooper Creek financed the payment of the purchase price for Cooper Creek with a combination of (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $6,773,000 (the “Cooper Creek Loan”) from PNC Bank, National Association, a national banking association (the “Lender”), pursuant to the requirements of the Fannie Mae DUS Supplemental Loan Program and evidenced by a promissory note dated August 24, 2011 (the “Cooper Creek Note”). For additional information on the terms of the Cooper Creek Loan, see Item 2.03 below.

      Cooper Creek was built in 1997 and consists of 25 one-bedroom apartments, 56 two-bedroom apartments, 28 two-bedroom townhomes and 14 three-bedroom townhomes. Units at Cooper Creek range from 819 square foot one-bedroom units to 2,394 square foot three-bedroom units. Unit amenities at Cooper Creek include fully-equipped kitchens, washer and dryer connections, spacious walk-in closets, security alarm systems, private balconies or patios, wood burning fireplaces, finished basements and vaulted ceilings, provided that some amenities are only available in select units. Common area amenities at Cooper Creek include an executive business center, clubhouse, fitness center, playground and swimming pool, and laundry facilities. As of August 18, 2011, occupancy at Cooper Creek was approximately 90%.

      An acquisition fee of approximately $213,000 was earned by the Company’s external affiliated advisor in connection with the acquisition of Cooper Creek, which acquisition fee is expected to be paid to the Company’s advisor subject to the terms of the advisory agreement between the Company, the Company’s advisor and the Company’s operating partnership.

Management of Property

      On the Closing Date, SIR Cooper Creek and Steadfast Management Company, Inc. (the “Property Manager”), an affiliate of the Company’s advisor, entered into a Property Management Agreement (the “Management Agreement”), pursuant to which the Property Manager will serve as the exclusive leasing agent and manager of Cooper Creek. Pursuant to the Management Agreement, SIR Cooper Creek will pay the Property Manager a monthly management fee in an amount equal to 3.5% of Cooper Creek’s gross collections (as defined in the Management Agreement) for each month. The Management Agreement has an initial term of one year and will continue thereafter on a month-to-month basis unless either party gives thirty (30) days’ prior notice of its desire to terminate the Management Agreement; provided, however, that SIR Cooper Creek may terminate the Management Agreement at any time without cause upon thirty (30) days’ prior written notice to the Property Manager and upon five (5) days’ prior written notice to the Property Manager in the event of the gross negligence, willful misconduct or bad acts of the Property Manager or any of the Property Manager’s employees.

      The material terms of the Management Agreement described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Cooper Creek Note

      In connection with the acquisition of Cooper Creek, SIR Cooper Creek borrowed $6,773,000 from Lender pursuant to the Cooper Creek Note and the Multifamily Loan and Security Agreement (Non-Recourse) by and between SIR Cooper Creek and the Lender (the “Loan Agreement”). The Cooper Creek Loan has an 84 month term with a maturity date of September 1, 2018 (the “Maturity Date”). SIR Cooper Creek paid a loan origination fee of $67,730 to the Lender in connection with the Cooper Creek Loan.

      Interest on the outstanding principal balance of the Cooper Creek Loan will accrue at a rate of 3.89% per annum (the “Interest Rate”), and a monthly payment of interest only in the amount of approximately $21,955 will be due and payable on the first day of each month, commencing October 1, 2011, for twelve months, after which, a monthly payment of principal and interest in the amount of approximately $31,907 will be due and payable on the first day of each month, commencing October 1, 2012, until the Maturity Date. The entire outstanding principal balance of the Cooper Creek Loan, plus any accrued and unpaid interest thereon, is due and payable in full on the Maturity Date. So long as any monthly payment or any other amount due under the Cooper Creek Loan remains past due for thirty (30) days or more, interest will accrue on the unpaid principal balance of the Cooper Creek Loan at a rate equal to the lesser of (1) the Interest Rate plus 4.0% or (2) the maximum interest rate which may be collected by the Lender under applicable law. So long as any payment due under the Cooper Creek Loan is not received by the Lender within ten days after such payment is due, SIR Cooper Creek will pay to the Lender, immediately and without demand by the Lender, a late charge equal to 5.0% of the amount of the payment due. SIR Cooper Creek may voluntarily prepay all, but not less than all, of the unpaid principal balance of the Cooper Creek Loan and all accrued interest thereon and other sums due to the Lender under the Cooper Creek Loan on the last day of any calendar month during the term of the Cooper Creek Loan, provided that SIR Cooper Creek must provide the Lender with at least thirty (30) days and not more than sixty (60) days prior written notice of such prepayment. SIR Cooper Creek must also pay a prepayment fee to the Lender, calculated in accordance with the terms of the Loan Agreement, in connection with any voluntary prepayment of the Cooper Creek Loan, provided that no prepayment fee will be payable in connection with any prepayment of the Cooper Creek Loan made during the three calendar months prior to the Maturity Date.

      The performance of the obligations of SIR Cooper Creek under the Cooper Creek Loan are secured by a Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by SIR Cooper Creek for the benefit of Lender with respect to Cooper Creek (the “Multifamily Mortgage”).

      Pursuant to the Loan Agreement, SIR Cooper Creek will have no personal liability under the Cooper Creek Note, the Loan Agreement or any other loan document for the repayment of the principal and interest and any other amounts due under the Cooper Creek Note, the Loan Agreement or any other loan document (the “Indebtedness”) or for the performance of any other obligations under the Cooper Creek Note, the Loan Agreement or any other loan document; provided, however, that SIR Cooper Creek will be personally liable to the Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of, among other events, (1) failure of SIR Cooper Creek to pay to Lender upon demand after an event of default all rents and security deposits to which Lender is entitled under the Cooper Creek Note, the Loan Agreement, the Multifamily Mortgage and the other loan documents (collectively, the “Loan Documents”), (2) failure of SIR Cooper Creek to maintain all required insurance policies required by the Loan Documents, (3) failure of SIR Cooper Creek to apply all insurance proceeds and condemnation proceeds as required by the Loan Documents, or (4) waste or abandonment of Cooper Creek. In addition, SIR Cooper Creek will be personally liable to Lender for the repayment of all Indebtedness, and the Cooper Creek Loan will be fully recourse to SIR Cooper Creek, upon the occurrence of, among other events, (1) fraud or written material misrepresentation by SIR Cooper Creek, the Company or any officer, director, partner, member or employee of SIR Cooper Creek or the Company in connection with the Indebtedness or any request for any action or consent by Lender, (2) SIR Cooper Creek’s acquisition of any real property other than Cooper Creek or operation of any business other than the management of Cooper Creek, (3) certain prohibited transfers of ownership interests in SIR Cooper Creek or Cooper Creek, and (4) certain bankruptcy and insolvency events with respect to SIR Cooper Creek.

      In connection with the Cooper Creek Note, the Company absolutely, unconditionally and irrevocably guaranteed to the Lender the full and prompt payment when due of all amounts for which SIR Cooper Creek is personally liable under the Cooper Creek Note, as described above.

On the Closing Date, SIR Cooper Creek entered into an Environmental Indemnity Agreement (the “Environmental Indemnity”), pursuant to which SIR Cooper Creek agreed to indemnify, defend and hold harmless Lender and its affiliates or any other person identified by Lender that is involved in the origination or servicing of the Cooper Creek Loan, from and against any losses, damages, claims or other liabilities that Lender or such other parties may suffer or incur as a result of, among other things, (1) the actual or alleged presence of certain hazardous substances in, on or under the Cooper Creek Property, (2) any actual or alleged non-compliance with or violation of any environmental laws applicable to the Cooper Creek Property, (3) any breach of any representation or warranty or covenant made in the Environmental Indemnity by SIR Cooper Creek and (4) any failure by SIR Cooper Creek to perform any of its obligations under the Environmental Indemnity.

      The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

      On August 29, 2011, the Company distributed a press release announcing the completion of the acquisition of Cooper Creek. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

      The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

     Because it is impracticable to provide the required financial statements for the acquisition of the real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

      See Paragraph (a) above.

(d) Exhibits.

Exhibit	Description
10.1	Property Management Agreement, dated as of August 24, 2011, by and between SIR Cooper Creek, LLC and Steadfast Management Company, Inc.
10.2	Multifamily Note, dated as of August 24, 2011, by SIR Cooper Creek, LLC in favor of PNC Bank, National Association
10.3	Multifamily Loan and Security Agreement, dated as of August 24, 2011, by and between SIR Cooper Creek, LLC and PNC Bank, National Association
10.4	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 24, 2011, by and among SIR Cooper Creek, LLC and PNC Bank, National Association
10.5	Guaranty of Non-Recourse Obligations, dated as of August 24, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association
10.6	Environmental Indemnity Agreement, dated August 24, 2011, by SIR Cooper Creek, LLC and PNC Bank, National Association
99.1	Press Release, dated August 29, 2011

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date: August 30, 2011	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description
10.1	Property Management Agreement, dated as of August 24, 2011, by and between SIR Cooper Creek, LLC and Steadfast Management Company, Inc.
10.2	Multifamily Note, dated as of August 24, 2011, by SIR Cooper Creek, LLC in favor of PNC Bank, National Association
10.3	Multifamily Loan and Security Agreement, dated as of August 24, 2011, by and between SIR Cooper Creek, LLC and PNC Bank, National Association
10.4	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 24, 2011, by and among SIR Cooper Creek, LLC and PNC Bank, National Association
10.5	Guaranty of Non-Recourse Obligations, dated as of August 24, 2011, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association
10.6	Environmental Indemnity Agreement, dated August 24, 2011, by SIR Cooper Creek, LLC and PNC Bank, National Association
99.1	Press Release, dated August 29, 2011